Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE COMMON STOCK
OF
Harmony Energy Technologies Corp.

Warrant No. A-_______	______ Shares of Common Stock

This is to Certify That, FOR VALUE RECEIVED, , or its assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Harmony Energy Technologies Corp., a Delaware corporation (the “Company”), shares of fully paid, validly issued and nonassessable shares of the common stock, par value $0.001 per share, of the Company (“Common Stock”) at an exercise price of $0.01 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time pursuant to Section (h) hereof or as otherwise provided herein, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price per share of Common Stock acquirable upon exercise hereof as in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

This Warrant to Purchase Common Stock (this “Warrant”) is being issued pursuant to that certain Merger Agreement dated April 13, 2023, to which the Company and the Holder are parties (the “Engagement Agreement”), and will constitute payment of fees due to the Holder pursuant to the Engagement Agreement.

(a) EXERCISE OF WARRANT.

(1) This Warrant may be exercised for a period of ten (10) years from the date of issuance in whole or in part at any time or from time to time from sixty (60) calendar days after the date hereof up to and including April 14, 2033 (the “Exercise Period”); provided, however, that (A) if either such day is a day on which banking institutions in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day, and (B) in the event of any merger, consolidation or sale of all or substantially all the assets of the Company as an entirety, resulting in any distribution to the Company’s stockholders, prior to termination of the Exercise Period, or any reclassification or recapitalization or similar transaction (each of the foregoing, a “Major Transaction”), the Holder shall have the right to exercise this Warrant commencing at such time through the termination of the Exercise Period into the kind and amount of shares of stock and other securities and property (including cash) receivable had the Holder exercised this Warrant immediately prior to such Major Transaction or any record date established to determine the receipt of any payment or distribution in respect thereof. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than three (3) business days following the receipt of good and available funds unless exercised on a cashless basis as defined by Section (a)(2) hereof, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. As of the end of business on the date of receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock or other property issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares or other property shall not then be physically delivered to the Holder.

1

(2) At any time during the Exercise Period, the Holder may, at its option, exercise this Warrant on a cashless basis by exchanging this Warrant, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”). Certificates for the shares issuable upon such Warrant Exchange and, if this Warrant should be exercised in part only, a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to the number of shares determined pursuant to the following formula:

X	= Y (A - B)
A

where,

X =	the number of shares of Common Stock to be issued to Holder;
Y =	the number of shares of Common Stock as to which this Warrant is to be exercised (as indicated on the Notice of Exchange);
A =	the Fair Market Value (as defined below) of a share of Common Stock as determined as of the date immediately preceding the date of the Notice of Exchange, as applicable; and
B =	the Exercise Price.

For purposes herein, “Fair Market Value” shall equal the value determined by the first of the following that applies: (a) If the Common Stock is then listed or quoted on a Trading Market (as defined below), the daily average closing price of the Common Stock on the Trading Market for the five (5) trading days immediately preceding the date of the Notice of Exchange, (b) if the Common Stock is not then listed on a Trading Market and if the Common Stock traded in the over-the-counter market, as reported by the OTCQX or OTCQB Markets, the average closing price of the Common Stock on the OTCQX or OTCQB Markets for the five (5) trading days immediately preceding the date of the Notice of Exchange, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX or OTCQB Markets and if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases as reasonably determined in good faith by the Company’s Board of Directors with the concurrence of the Holder. For purposes herein, “Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

(b) REPRESENTATIONS OF HOLDER. The Holder (i) is a “sophisticated investor,” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “1933 Act”), (ii) understands the risks of, and other considerations relating to, a purchase of this Warrant, (iii) understands that the Warrants and/or the Warrant Shares may not be sold, transferred, hypothecated or pledged, except pursuant to an effective registration statement under the 1933 Act and under any applicable state securities law, or pursuant to an available exemption from the registration requirements of the 1933 Act and any applicable state securities laws, in all cases established to the satisfaction of the Company, and (v) the Holder has been given the opportunity to obtain such additional information that it believes is necessary.

(c) RESERVATION OF SHARES. The Company shall at all times that this Warrant is exercisable by the Holder, reserve for issuance and/or delivery upon exercise of the this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

2

(d) LIMITATIONS ON NUMBER OF SHARES ISSUABLE. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Purchase Form of Notice of Exchange, as applicable, the Holder (together with the Holder’s Affiliates (as defined below), and any other Persons (as defined below) acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section (d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section (d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise or Purchase Form, as applicable, shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section (d), in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, the Company shall within two business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant, provided, further, however, that the Beneficial Ownership Limitation may be increased by the Holder, at the election of the Holder, on not less than 61 days’ prior notice to the Company, and the Beneficial Ownership Limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The provisions of this Section (d) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section (d) to correct this Section (d) (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section (d) shall apply to a successor holder of this Warrant. For purposes herein (i) “Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person; “Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contract or otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person; and “Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof

(e) FRACTIONAL SHARES. No fractional shares or strips representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then Fair Market Value of a share of Common Stock.

(f) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(g) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

3

(h) ANTI-DILUTION PROVISIONS. In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section (h) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock. Adjustment pursuant to this Section (h) shall be made successively whenever any event listed above shall occur.

(i) NOTICES TO WARRANT HOLDER. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed to the Holder, at least twenty days prior to the earlier of the dates specified in (x) and (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(j) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation or a merger in which the Common Stock of the Company outstanding immediately prior thereto represents immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) 50% or more of the combined voting power and economic interests in the Company or such surviving or acquiring entity outstanding immediately after such transaction and economic interests in the Company or such surviving or acquiring entity outstanding immediately after such transaction and which does not result in any reclassification, capital reorganization or other change of outstanding Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company in the entirety (a “Reorganization”), the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such Reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (j) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section (h) hereof.

(k) NO NET-CASH SETTLEMENT. Except as expressly provided herein, in no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities.

(l) MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, only by the Company and the Holder, in writing.

(m) TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder; provided, however, this Warrant may not be pledged, sold, assigned or otherwise transferred, directly or indirectly, by operation of law, change of control, or otherwise, except in compliance with applicable registration requirements of securities laws or an available exemption therefrom. This Warrant and all rights hereunder are registrable at the office or agency of the Company referred to below by the Holder in person or by its duly authorized attorney, upon surrender of this Warrant properly endorsed accompanied by an assignment form in a form approved by the Company, duly executed by the transferring Holder and the transferee.

4

(n) REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

(o) WARRANT AGENT. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company’s agent for the purpose of issuing Common Stock (or other securities) on the exercise of this Warrant pursuant to paragraph(a), and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of replacing this Warrant pursuant to paragraph (e), or any of the foregoing, and thereafter any such replacement shall be made at such office by such agent.

(p) NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first class certified mail, postage prepaid, to the address below, or at such other address as may have been furnished to the Company in writing by the Holder. Prior to any such notice, notices to the Holder shall be sent to:

[Holder]

Attn: [Name]

[Address]

[City, State Zip]

Ph. [Phone]

Email. [Email]

[Signatures appear on the following page.]

5

IN WITNESS WHEREOF, the parties hereto have executed this Warrant on April 14, 2023.

HOLDER:
[HOLDER NAME]

By:
Name:	[SIGNATORY NAME]
Title:	[SIGNATORY TITLE]

COMPANY:

Harmony Energy Technologies Corp.

By:
Name:	Demin (Fleming) Huang
Title:	Chief Financial Officer

6

PURCHASE FORM / EXCHANGE NOTICE [circle one]

(1)	The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock of Harmony Energy Technologies Corp. (or such number of shares of Common Stock or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2)	The undersigned hereby elects to make payment (Please check one):

☐	on a cashless basis pursuant to the provisions of Section (a)(2) of the Warrant.

☐	with the enclosed bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant.

(3)	The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

(4)	If the Warrant was not exercised in full, please check the following:

The undersigned hereby irrevocably directs that any remaining portion of the warrant be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

Signature of Holder

Print Name

7